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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Protein Design Labs, Inc. dated November 21, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated as of:  November 21, 1997              SOROS FUND MANAGEMENT LLC


                                             By:/s/ Michael C. Neus
                                                    Michael C. Neus
                                                    Assistant General Counsel


                                             GEORGE SOROS


                                             By: /s/ Michael C. Neus
                                                     Michael C. Neus
                                                     Attorney-in-Fact


                                             STANLEY F. DRUCKENMILLER


                                             By: /s/ Michael C. Neus
                                                     Michael C. Neus
                                                     Attorney-in-Fact


                                             DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                             By: /s/ Gerald Kerner
                                                     Gerald Kerner
                                                     Managing Director